[Letterhead of Lane Gorman Trubitt, LLP]


                        May 26, 1998


Securities and Exchange Commission
Washington, DC  20549

We were previously the independent accountants for Camelot Corporation, and on July 7, 1997, we reported on the consolidated financial statements of Camelot Corporation and subsidiaries as of and for the three years ended April 30, 1997. On May 22, 1998, we were dismissed as independent accountants of Camelot Corporation.

We have read Camelot Corporation's statements included under
Item 4 of its Form 8-K dated May 22, 1998, and we agree with such statements.


                       /s/   LANE  GORMAN  TRUBITT,L.L.P.
                              LANE GORMAN TRUBITT, L.L.P.